SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549 _____________________________

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
________________

Date of Report (Date of earliest event reported): July 23, 2003

Alpharma Inc.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	1-8593 (Commission File Number)	22-2095212 (IRS Employer Identification)

One Executive Drive, Fort Lee, New Jersey 07024 (Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code (201) 947-7774

Not Applicable
______________________________________________ (Former name or former address, if changed since last report)

Item 5. Other Events

The Company is required to file a Form S-4 registering the exchange of up to $220 million of senior notes due 2011. Because these notes are guaranteed by all of the Company's existing and future domestic subsidiaries on a senior basis, the Company will be required to include or incorporate in the Form S-4 certain information relating to guarantor and nonguarantor subsidiaries. The Company is filing this information herewith in order to make it more generally available and intends to incorporate it by reference in the Form S-4.

The Company also has adopted as of January 1, 2003, Statement of Financial Accounting Standards No. 145, "Rescission of FAS Nos. 4, 44, and 64, Amendment of FAS 13, and Technical Corrections as of April 2002." The statement rescinds SFAS 4 (as amended by SFAS 64) which required extraordinary treatment for gains and losses on extinguishments of debt. The Company has reclassified the extraordinary losses from debt extinguishment reported in 2002 and 2001 and changed its disclosures relating to the extraordinary items. The Company has also changed Selected Financial Data and Management's Discussion and Analysis of Financial Conditions and Results of Operations to reflect the reclassification of the extraordinary items.

The reclassified Financial Statements, including a note containing guarantor and nonguarantor financial information, the Selected Financial Data for the relevant periods and Management's Discussion and Analysis are filed as exhibits to this report.

Item 7. Exhibits
99.1	Consent of PricewaterhouseCoopers LLP, Independent Accountants
99.2	Selected Financial Data
99.3	Management's Discussion and Analysis of Financial Condition and Results of Operations
99.4	Report of Independent Accountants and Consolidated Financial Statements, as detailed on the index to the Consolidated Financial Statements

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALPHARMA INC.
By: /s/ Matthew T. Farrell
Matthew T. Farrell Executive Vice President and Chief Financial Officer

Date: July 23, 2003